Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Aug. 2, 2012	MEDIA CONTACT:
	Tom Shiel	704-382-2355
	24-Hour:	800-559-3853

ANALYSTS:
	Bob Drennan Bill Currens	704-382-4070 704-382-1603

Duke Energy Posts Higher Second Quarter 2012 Results

•	Second quarter 2012 adjusted diluted earnings per share (EPS) were $1.02, compared to 99 cents for the second quarter 2011

•	Reported diluted EPS for second quarter 2012 was 99 cents, compared to 98 cents for the second quarter 2011

•	Duke Energy remains on track to achieve its 2012 adjusted diluted EPS guidance range of $4.20 to $4.35 per share for the combined company

•	Duke Energy financial results for the second quarter 2012 are on a stand-alone basis and do not include Progress Energy’s results

CHARLOTTE, N.C. - Duke Energy today announced second quarter 2012 adjusted diluted EPS of $1.02, compared to 99 cents for second quarter 2011, and reported diluted EPS of 99 cents, compared to 98 cents for the same period last year.

Current year and prior year EPS amounts have been adjusted to reflect the one-for-three reverse stock split which was completed immediately prior to closing the merger with Progress Energy on July 2, 2012.

In connection with the merger, Progress Energy has become a wholly owned direct subsidiary of Duke Energy.

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As a result, the Duke Energy financial results for the second quarter 2012 are on a stand-alone basis and do not include Progress Energy’s results. Progress Energy results for the second quarter 2012 are contained in a separate news release. The financial results of Progress Energy will be included in Duke Energy’s consolidated results beginning with third quarter 2012.

Higher second quarter results were driven by revised customer rates in the Carolinas and lower storm restoration costs in U.S. Franchised Electric & Gas. These results were partially offset by less favorable weather, higher financing costs, and increased depreciation expense as a result of higher rate base investment levels. As expected, International Energy’s results were below prior year primarily due to lower earnings in Central America and unfavorable foreign exchange rates.

The company remains on track to achieve its 2012 adjusted earnings guidance range of $4.20 to $4.35 per share for the combined company, as adjusted for the one-for-three reverse stock split.

“Now that the merger has closed, our focus is on integrating these two great companies and continuing to deliver on our commitments to our 7.1 million customers,” said Jim Rogers, chairman, president and CEO. “The benefits of this merger to our customers, employees, communities and investors are compelling and we have a talented team of employees working aggressively to achieve them.”

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

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(In millions, except per-share amounts)	Pretax Amount	Tax Effect	2Q2012 EPS Impact	2Q2011 EPS Impact
Second Quarter 2012
• Costs to Achieve, Progress Merger	$(7)	—	$(0.02)
• Mark-to-market impact of economic hedges	$(6)	$2	$(0.01)

Second Quarter 2011
• Costs to Achieve, Progress Merger	$(5)	$1		$(0.01)

Total diluted EPS impact			$(0.03)	$(0.01)

Reconciliation of reported to adjusted diluted EPS for the quarters:

	2Q2012 EPS	2Q2011 EPS
Diluted EPS, as reported	$0.99	$0.98
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.03	$0.01

Diluted EPS, adjusted	$1.02	$0.99

BUSINESS UNIT RESULTS

The discussion below of second-quarter results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 18 through 21 present a reconciliation of reported results to adjusted results.

U.S. Franchised Electric and Gas (USFE&G)

USFE&G recognized second-quarter 2012 adjusted segment income of $337 million, compared to $297 million in the second quarter 2011, an increase of $0.09 per share.

USFE&G’s increased results were primarily driven by the implementation of revised customer rates in the Carolinas (+$0.14 per share), lower operation and maintenance

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costs primarily due to significant prior-year storm restoration costs (+$0.08 per share) and increased pricing and riders, including energy efficiency programs (+$0.03 per share).

These results were partially offset by higher planned depreciation expense (-$0.06 per share), less favorable weather (-$0.05 per share), and higher financing costs (-$0.02 per share).

International Energy

International Energy recognized second-quarter 2012 adjusted segment income of $105 million, compared to $127 million in the second quarter 2011, a decrease of $0.05 per share.

International Energy’s quarterly adjusted segment income results decreased primarily due to lower pricing in Central America (-$0.05 per share) and unfavorable average foreign exchange rates (-$0.03 per share). These results were partially offset by favorable pricing in Brazil (+$0.01 per share) as well as higher volumes and pricing in Peru (+$0.01 per share).

Commercial Power

Commercial Power recognized second-quarter 2012 adjusted segment income of $32 million, compared to $30 million in the second quarter 2011, reflecting no change in earnings per share contribution.

Favorable impacts for the quarter primarily included the non-bypassable stability charge under the new Electric Security Plan (ESP) in Ohio (+$0.05 per share), recovery of a Lehman Brothers receivable previously written-off (+$0.02 per share), lower

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operation and maintenance costs (+$0.02 per share) and the prior year impairment of the Vermillion gas-fired plant (+$0.01 per share).

Unfavorable impacts primarily included lower margins from the Midwest coal generation fleet resulting from the new ESP in Ohio (-$0.07 per share) and lower margins and volumes realized by Duke Energy Retail (-$0.03 per share).

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and income tax levelization adjustments.

Other recognized a second-quarter 2012 adjusted net expense of $18 million, compared to $15 million in the second quarter 2011, a decrease of $0.01 per share.

ANALYST CONFERENCE CALL

An earnings conference call for analysts is scheduled for 11 a.m. ET Thursday, Aug. 2. The conference call will be hosted by Jim Rogers, chairman, president and chief executive officer, and Lynn Good, executive vice president and chief financial officer.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 800-930-1344 in the United States or 913-312-0652 outside the United States. The confirmation code is 9404035. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Aug. 12, 2012, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 9404035. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

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NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment income. Segment income is defined as income from continuing operations net of income attributable to non-controlling interests. In addition, direct interest expense and income taxes are included in segment income and certain governance costs are allocated to each of the segments.

Management believes segment income, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the approximate net income contribution of Duke Energy’s business segments by incorporating the direct financing methods or capital structures of the business segments as well as the income tax attributes of the businesses and regions in which they operate.

Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company. In addition, Duke Energy’s management calculates the EPS impact of segment income drivers to facilitate an understanding of the impacts of each income driver on consolidated adjusted diluted EPS.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS

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from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment income and adjusted Other net expenses as a measure of historical and anticipated future segment and Other performance. Adjusted segment income and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment income and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment income and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. When an EPS amount is provided for a segment income driver, the per share impact is derived by taking the before-tax amount of the item less income taxes based on the segment’s effective tax rate, divided by the Duke Energy weighted-average shares outstanding for the period. The most directly comparable GAAP measure for adjusted segment income or adjusted Other net expenses is reported segment income or Other net expenses, which represents segment income and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States with more than $100 billion in total assets. Its regulated utility operations serve approximately 7.1 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

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Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at: www.duke-energy.com.

Forward-Looking Information

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures; the ability to recover eligible costs and earn an adequate return on investment through the regulatory process; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in Duke Energy Corporation’s (Duke Energy) service territories, customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes; the ability to recover in a timely manner, if at all, costs associated with future significant weather events through the regulatory process; the impact on Duke Energy’s facilities and business from a terrorist attack; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the performance of electric generation facilities and of projects undertaken by Duke Energy’s non-regulated businesses; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans and nuclear decommissioning trust funds; the level of creditworthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international

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power and other projects; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all; the scope of necessary repairs of the delamination of Crystal River Unit 3 Nuclear Plant could prove more extensive than is currently identified, such repairs could prove not to be feasible resulting in early retirement of the unit, the cost of repair and/or replacement power could exceed estimates and insurance coverage or may not be recoverable through the regulatory process; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the ability to maintain relationships with customers, employees or suppliers post merger; the ability to successfully integrate the Progress Energy businesses and realize cost savings and any other synergies expected from the merger; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the impact of compliance with material restrictions of conditions related to the Progress Energy merger imposed by regulators could exceed our expectations; the impact of potential goodwill impairments; the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Progress Energy’s and Duke Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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June 2012

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share amounts and where noted)	2012	2011	2012	2011
Common Stock Data
Income from continuing operations attributable to Duke Energy Corporation common shareholders (a)
Basic	$0.99	$0.98	$1.65	$2.13
Diluted	$0.99	$0.98	$1.65	$2.13
Income from discontinued operations attributable to Duke Energy Corporation common shareholders (a)
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net income attributable to Duke Energy Corporation common shareholders (a)
Basic	$0.99	$0.98	$1.65	$2.13
Diluted	$0.99	$0.98	$1.65	$2.13
Dividends Declared Per Share (a)	$1.515	$1.485	$2.265	$2.22
Weighted-Average Shares Outstanding (a)
Basic	446	444	446	444
Diluted	446	444	446	444

INCOME
Operating Revenues	$3,577	$3,534	$7,207	$7,197

Total Reportable Segment Income	470	454	779	972
Other Net Expense	(25)	(19)	(41)	(26)
(Loss) Income from Discontinued Operations, net of tax	(1)	—	1	—

Net Income Attributable to Duke Energy Corporation	$444	$435	$739	$946

CAPITALIZATION
Total Common Equity			51%	54%
Total Debt			49%	46%

Total Debt			$21,386	$18,975
Book Value Per Share (a)			$50.46	$51.14
Actual Shares Outstanding (a)			446	444
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$795	$845	$1,590	$1,756
Commercial Power	411	81	620	106
International Energy	9	30	24	58
Other	39	24	63	71

Total Capital and Investment Expenditures	$1,254	$980	$2,297	$1,991

SEGMENT INCOME BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas (b)	$337	$297	$473	$638
Commercial Power	28	30	59	79
International Energy	105	127	247	255

Total Reportable Segment Income	470	454	779	972
Other Net Expense	(25)	(19)	(41)	(26)

Total Reportable Segment Income and Other Net Expense	$445	$435	$738	$946

(a)	Reflects the impact of the 1-for-3 reverse stock split on July 2, 2012. Amounts do not reflect the additional shares issued to complete the Progress Energy merger.
(b)	For the six months ended June 30, 2012, includes impairment and other charges of $268 million recorded in the first quarter of 2012 related to the Edwardsport IGCC project (net of tax of $152 million).

June 2012

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except where noted)	2012	2011	2012	2011
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,697	$2,549	$5,365	$5,232
Operating Expenses (a)	2,099	2,042	4,481	4,123
Gains on Sales of Other Assets, net	3	1	7	1

Operating Income	601	508	891	1,110
Other Income and Expenses	62	67	124	129
Interest Expense	143	134	289	274

Income Before Income Taxes	520	441	726	965
Income Tax Expense (b)	183	144	253	327

Segment Income	$337	$297	$473	$638

Depreciation and Amortization	$362	$333	$730	$680

Duke Energy Carolinas GWh sales	19,574	20,210	39,035	40,794
Duke Energy Midwest GWh sales	14,234	13,917	28,557	28,689
Net Proportional MW Capacity in Operation			27,145	26,907

COMMERCIAL POWER
Operating Revenues	$502	$595	$1,082	$1,239
Operating Expenses	460	550	990	1,114
Gains on Sales of Other Assets, net	1	11	1	13

Operating Income	43	56	93	138
Other Income and Expenses	17	9	25	17
Interest Expense	22	22	41	46

Income Before Income Taxes	38	43	77	109
Income Tax Expense	10	6	18	23
Less: Income Attributable to Noncontrolling Interests	—	7	—	7

Segment Income	$28	$30	$59	$79

Depreciation and Amortization	$58	$58	$114	$117

Actual Coal-fired Plant Production, GWh	3,299	3,716	7,367	8,407
Actual Gas-fired Plant Production, GWh	4,513	2,512	9,096	5,221
Actual Renewable Plant Production, GWh	786	844	1,784	1,741
Net Proportional MW Capacity in Operation			7,757	8,273

INTERNATIONAL ENERGY
Operating Revenues	$397	$406	$799	$754
Operating Expenses	257	265	502	476

Operating Income	140	141	297	278
Other Income and Expenses	36	55	90	114
Interest Expense	21	11	37	27

Income Before Income Taxes	155	185	350	365
Income Tax Expense	46	55	95	103
Less: Income Attributable to Noncontrolling Interests	4	3	8	7

Segment Income	$105	$127	$247	$255

Depreciation and Amortization	$25	$22	$49	$43

Sales, GWh	4,882	4,516	9,956	9,303
Proportional MW Capacity in Operation			4,225	4,190

OTHER
Operating Revenues	$16	$9	$31	$20
Operating Expenses	14	27	30	53
(Losses) Gains on Sales of Other Assets, net	—	(8)	(1)	—

Operating Income (Loss)	2	(26)	—	(33)
Other Income and Expenses	(6)	26	(1)	48
Interest Expense	46	36	89	75

(Loss) Income Before Income Taxes	(50)	(36)	(90)	(60)
Income Tax (Benefit) Expense	(25)	(13)	(49)	(28)
Less: Income (Loss) Attributable to Noncontrolling Interests	—	(4)	—	(6)

Net Expense	$(25)	$(19)	$(41)	$(26)

Depreciation and Amortization	$30	$24	$61	$51

(a)	For the six months ended June 30, 2012, includes a pre-tax impairment and other charges of $420 million recorded in the first quarter of 2012 related to the Edwardsport IGCC project.
(b)	For the six months ended June 30, 2012, includes a tax benefit of $152 million recorded in the first quarter of 2012 on the impairment and other charges related to the Edwardsport IGCC project.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating Revenues
Regulated electric	$2,628	$2,576	$5,129	$5,149
Non-regulated electric, natural gas, and other	868	864	1,826	1,719
Regulated natural gas	81	94	252	329

Total operating revenues	3,577	3,534	7,207	7,197

Operating Expenses
Fuel used in electric generation and purchased power - regulated	849	834	1,626	1,646
Fuel used in electric generation and purchased power - non-regulated	396	388	844	764
Cost of natural gas and coal sold	42	63	144	214
Operation, maintenance and other	862	959	1,608	1,839
Depreciation and amortization	475	437	954	891
Property and other taxes	171	169	355	355
Impairment charges	—	9	402	9

Total operating expenses	2,795	2,859	5,933	5,718

Gains on Sales of Other Assets and Other, net	4	4	7	14

Operating Income	786	679	1,281	1,493

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	40	48	85	80
Impairments and gains on sales of unconsolidated affiliates	(1)	12	(6)	14
Other income and expenses, net	70	97	159	214

Total other income and expenses	109	157	238	308

Interest Expense	232	203	456	422

Income From Continuing Operations Before Income Taxes	663	633	1,063	1,379
Income Tax Expense from Continuing Operations	214	192	317	425

Income From Continuing Operations	449	441	746	954
(Loss) Income From Discontinued Operations, net of tax	(1)	—	1	—

Net Income	448	441	747	954
Less: Net Income Attributable to Noncontrolling Interests	4	6	8	8

Net Income Attributable to Duke Energy Corporation	$444	$435	$739	$946

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.99	$0.98	$1.65	$2.13
Diluted	$0.99	$0.98	$1.65	$2.13
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net Income attributable to Duke Energy Corporation common shareholders
Basic	$0.99	$0.98	$1.65	$2.13
Diluted	$0.99	$0.98	$1.65	$2.13
Dividends declared per share	$1.515	$1.485	$2.265	$2.22
Weighted-average shares outstanding
Basic	446	444	446	444
Diluted	446	444	446	444

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED

BALANCE SHEETS

(Unaudited)

(In millions)

	June 30, 2012	December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$1,526	$2,110
Short-term investments	234	190
Receivables (net of allowance for doubtful accounts of $16 at June 30, 2012 and $35 at December 31, 2011)	610	784
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $43 at June 30, 2012 and $40 at December 31, 2011)	1,233	1,157
Inventory	1,762	1,588
Other	1,122	1,051

Total current assets	6,487	6,880

Investments and Other Assets
Investments in equity method unconsolidated affiliates	450	460
Nuclear decommissioning trust funds	2,204	2,060
Goodwill	3,842	3,849
Intangibles, net	357	363
Notes receivable	72	62
Restricted other assets of variable interest entities	133	135
Other	1,894	2,231

Total investments and other assets	8,952	9,160

Property, Plant and Equipment
Cost	61,458	60,377
Cost, variable interest entities	1,357	913
Accumulated depreciation and amortization	(19,101)	(18,709)
Generation facilities to be retired, net	73	80

Net property, plant and equipment	43,787	42,661

Regulatory Assets and Deferred Debits
Regulatory assets	3,646	3,672
Other	159	153

Total regulatory assets and deferred debits	3,805	3,825

Total Assets	$63,031	$62,526

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS - (Continued)

(Unaudited)

(In millions, except per-share amounts)

	June 30, 2012	December 31, 2011
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,160	$1,433
Notes payable and commercial paper	793	154
Non-recourse notes payable of variable interest entities	269	273
Taxes accrued	359	431
Interest accrued	254	252
Current maturities of long-term debt	1,870	1,894
Other	1,434	1,091

Total current liabilities	6,139	5,528

Long-term Debt	17,539	17,730

Non-recourse long-term debt of variable interest entities	915	949

Deferred Credits and Other Liabilities
Deferred income taxes	7,914	7,581
Investment tax credits	379	384
Accrued pension and other post-retirement benefit costs	829	856
Asset retirement obligations	1,999	1,936
Regulatory liabilities	2,981	2,919
Other	1,820	1,778

Total deferred credits and other liabilities	15,922	15,454

Commitments and Contingencies
Equity
Common Stock, $0.001 par value, 2 billion shares authorized; 446 million and 444 million shares outstanding at June 30, 2012 and December 31, 2011, respectively	1	1
Additional paid-in capital	21,140	21,132
Retained earnings	1,598	1,873
Accumulated other comprehensive loss	(320)	(234)

Total Duke Energy Corporation shareholders’ equity	22,419	22,772
Noncontrolling interests	97	93

Total equity	22,516	22,865

Total Liabilities and Equity	$63,031	$62,526

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$747	$954
Adjustments to reconcile net income to net cash provided by operating activities:	1,255	763

Net cash provided by operating activities	2,002	1,717

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(2,391)	(1,838)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(195)	(187)

Net decrease in cash and cash equivalents	(584)	(308)
Cash and cash equivalents at beginning of period	2,110	1,670

Cash and cash equivalents at end of period	$1,526	$1,362

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

June 2012

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Inc.(Dec.)	2012	2011	% Inc.(Dec.)

GWH Sales
Residential	5,531	6,027	(8.2%)	12,561	14,199	(11.5%)
General Service	6,755	6,760	(0.1%)	13,146	13,248	(0.8%)
Industrial	5,391	5,328	1.2%	10,270	10,117	1.5%
Other Energy Sales	72	72	—	144	144	—

Total Regular Sales Billed	17,749	18,187	(2.4%)	36,121	37,708	(4.2%)

Special Sales	1,212	1,484	(18.3%)	2,473	3,071	(19.5%)

Total Electric Sales	18,961	19,671	(3.6%)	38,594	40,779	(5.4%)

Unbilled Sales	613	539	13.7%	441	15	n/a

Total Electric Sales - Carolinas	19,574	20,210	(3.1%)	39,035	40,794	(4.3%)

Average Number of Customers
Residential	2,051,319	2,039,057	0.6%	2,049,840	2,039,006	0.5%
General Service	336,781	334,429	0.7%	336,216	333,915	0.7%
Industrial	6,770	7,000	(3.3%)	6,801	7,026	(3.2%)
Other Energy Sales	14,307	14,190	0.8%	14,305	14,182	0.9%

Total Regular Sales	2,409,177	2,394,676	0.6%	2,407,162	2,394,129	0.5%

Special Sales	24	27	(12.3%)	23	26	(10.3%)

Total Average Number of Customers - Carolinas	2,409,201	2,394,703	0.6%	2,407,185	2,394,155	0.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	161	166	(3.2%)	1,480	1,935	(23.5%)
Cooling Degree Days	526	628	(16.3%)	558	640	(12.8%)

Variance from Normal
Heating Degree Days	(22.3%)	(24.0%)	n/a	(24.6%)	0.2%	n/a
Cooling Degree Days	5.4%	31.2%	n/a	10.6%	32.0%	n/a

Duke Energy Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

June 2012

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Inc.(Dec.)	2012	2011	% Inc.(Dec.)

GWH Sales
Residential	3,595	3,807	(5.6%)	8,349	9,207	(9.3%)
General Service	4,325	4,360	(0.8%)	8,492	8,739	(2.8%)
Industrial	4,058	3,979	2.0%	8,012	7,848	2.1%
Other Energy Sales	42	42	—	84	84	—

Total Regular Electric Sales Billed	12,020	12,188	(1.4%)	24,937	25,878	(3.6%)

Special Sales	1,642	1,589	3.3%	3,163	3,166	(0.1%)

Total Electric Sales Billed - Midwest	13,662	13,777	(0.8%)	28,100	29,044	(3.3%)

Unbilled Sales	572	140	308.6%	457	(355)	228.7%

Total Electric Sales - Midwest	14,234	13,917	2.3%	28,557	28,689	(0.5%)

Average Number of Customers
Residential	1,415,814	1,408,052	0.6%	1,418,058	1,411,020	0.5%
General Service	185,690	184,918	0.4%	185,673	184,737	0.5%
Industrial	5,309	5,349	(0.7%)	5,321	5,361	(0.7%)

Other Energy	4,325	4,242	2.0%	4,313	4,231	1.9%

Total Regular Sales	1,611,138	1,602,561	0.5%	1,613,365	1,605,349	0.5%

Special Sales	14	12	16.7%	13	12	8.3%

Total Average Number Electric Customers - Midwest	1,611,152	1,602,573	0.5%	1,613,378	1,605,361	0.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	172	214	(19.6%)	1,746	2,427	(28.1%)
Cooling Degree Days	460	372	23.7%	494	376	31.4%

Variance from Normal
Heating Degree Days	(24.2%)	(9.3%)	n/a	(27.6%)	3.3%	n/a
Cooling Degree Days	37.3%	17.4%	n/a	46.6%	17.9%	n/a

Note: Includes data for Duke Energy Indiana, Duke Energy Ohio and Duke Energy Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended June 30, 2011

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$297	$—		$297

Commercial Power	30	—		30

International Energy	127	—		127

Total Reportable Segment Income	454	—		454

Other	(15)	(4	) A	(19)

Net Income (Loss) Attributable to Duke Energy Corporation	$439	$(4)		$435

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.99	$(0.01)		$0.98

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.99	$(0.01)		$0.98

A -	Net of $1 million tax benefit. Recorded in Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	444

Diluted	444

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Six Months Ended June 30, 2011

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Economic Hedges (Mark- to-Market) *		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$638	$—		$—		$—	$638

Commercial Power	82	—		(3	) B	(3)	79

International Energy	255	—		—		—	255

Total Reportable Segment Income	975	—		(3)		(3)	972

Other	(13)	(13	) A	—		(13)	(26)

Net Income (Loss) Attributable to Duke Energy Corporation	$962	$(13)		$(3)		$(16)	$946

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$2.17	$(0.03)		$(0.01)		$(0.04)	$2.13

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$2.17	$(0.03)		$(0.01)		$(0.04)	$2.13

A -	Net of $3 million tax benefit. Recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
B -	Net of $1 million tax benefit. $2 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $2 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	444

Diluted	444

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended June 30, 2012

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Progress Merger		Economic Hedges (Mark- to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT NET INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO DUKE ENERGY CORPORATION

U.S. Franchised Electric and Gas	$337	$—		$—		$—		$—	$337

Commercial Power	32	—		(4	) B	—		(4)	28

International Energy	105	—		—		—		—	105

Total Reportable Segment Income	474	—		(4)		—		(4)	470

Other	(18)	(7	) A	—		—		(7)	(25)

Total Reportable Segment Income and Other Net Expense	$456	$(7)		$(4)		$—		$(11)	445

Discontined Operations	—					(1	) C	(1)	(1)

Net Income (Loss) Attributable to Duke Energy Corporation	$456	$(7)		$(4)		$(1)		$(12)	$444

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.02	$(0.02)		$(0.01)		$—		$(0.03)	$0.99

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.02	$(0.02)		$(0.01)		$—		$(0.03)	$0.99

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A -	Net of insignificant tax benefit. Recorded in Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.
B -	Net of $2 million tax benefit. Recorded within Non-regulated electric, natural gas, and other (Operating Revenues) on the Condensed Consolidated Statements of Operations.
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	446

Diluted	446

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Six Months Ended June 30, 2012

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Voluntary Opportunity Plan Deferral		Edwardsport Impairment		Economic Hedges (Mark- to-Market)*		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$681	$—		$60	C	$(268	) E	$—		$—		$(208)	$473

Commercial Power	62	—		—		—		(3	) B	—		(3)	59

International Energy	247	—		—		—		—		—		—	247

Total Reportable Segment Income	990	—		60		(268)		(3)		—		(211)	779

Other	(28)	(13	) A	—		—		—		—		(13)	(41)

Total Reportable Segment Income and Other Net Expense	962	(13)		60		(268)		(3)		—		(224)	738

Discontinued Operations	—	—		—		—		—		1	D	1	1

Net Income (Loss) Attributable to Duke Energy Corporation	$962	$(13)		$60		$(268)		$(3)		$1		$(223)	$739

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$2.16	$(0.03)		$0.13		$(0.60)		$(0.01)		$—		$(0.51)	$1.65

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$2.16	$(0.03)		$0.13		$(0.60)		$(0.01)		$—		$(0.51)	$1.65

A -	Net of $2 million tax benefit. Recorded in Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.
B -	Net of $1 million tax benefit. $3 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $1 million loss recorded within Fuel used in electric generation and purchased power- non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Net of $39 million tax expense. $101 million revenue recorded in Operation, maintenance and other and $2 million expense recorded in Depreciation and amortization (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
D -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
E -	Net of $152 million tax benefit. $400 million recorded in Impairment charges and $20 million recorded within within Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	446

Diluted	446

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.